BC Registry Services
British Columbia

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 14, 2023 11:12 AM Pacific Time

Incorporation Number: **BC1427702**

Recognition Date and Time: Incorporated on July 14, 2023 11:12 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

1427702 B.C. LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
2900 - 550 BURRARD STREET
VANCOUVER BC V6C 0A3
CANADA

Delivery Address:
2900 - 550 BURRARD STREET
VANCOUVER BC V6C 0A3
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
2900 - 550 BURRARD STREET
VANCOUVER BC V6C 0A3
CANADA

Delivery Address:
2900 - 550 BURRARD STREET
VANCOUVER BC V6C 0A3
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Wilson, Ryan

Mailing Address:	**Delivery Address:**
2900 - 550 BURRARD STREET VANCOUVER BC V6C 0A3 CANADA	2900 - 550 BURRARD STREET VANCOUVER BC V6C 0A3 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached